JONES, WALKER                         EXHIBIT 5
                   Waechter, Poitevent
                Carrere & Denegre, L.L.P.



                    November 9, 1998




International Shipholding Corporation
650 Poydras Street
New Orleans, LA   70130

Gentlemen:

     We have acted as counsel for International Shipholding Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") with respect to the issuance by the Company of 650,000 shares of the Common Stock of the Company, $1.00 par value per share (the "Common Stock"), pursuant to the terms of the Company's Stock Incentive Plan (the "Plan").

     Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the shares of Common Stock referred to herein, when issued for at least par value on the terms described in the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   JONES, WALKER, WAECHTER,
                                   POITEVENT, CARRERE & DENEGRE, L.L.P.



                                   By: /S/ MARGARET F. MURPHY
                                      ------------------------
                                           Margaret F. Murphy




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